UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 3, 2022

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2155 E. GoDaddy Way	Tempe	Arizona	85284
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 8, 2021, the board of directors of GoDaddy Inc. (the “Company”) appointed Roger Chen to serve as the Company’s Chief Operating Officer. The effective date of his appointment was January 3, 2022 (the “COO Effective Date”), and the Company publicly announced the appointment on January 5, 2022. Upon the COO Effective Date, Mr. Chen was designated as an "officer" as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.
Mr. Chen’s compensation for this new role has not yet been determined.
Mr. Chen joined the Company in 2015 as Vice President of Asia, and in 2018, he was promoted to Senior Vice President of the Asia Pacific region. In 2020, he became President of the Company’s Domain Registrars and Investors Business and served in such role until his appointment as Chief Operating Officer. Mr. Chen holds a B.A. degree, with majors in Computer Science and Economics, from University of California at Berkeley.
Mr. Chen has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-196615), filed with the Securities and Exchange Commission on February 24, 2015.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
99.1	Press release of GoDaddy Inc., dated January 5, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	January 5, 2022	/s/ Michele Lau
Michele Lau
Chief Legal Officer & Corporate Secretary